Exhibit 99.2

                  AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER, dated as of November 9, 1994 ("Agreement"), is among Valley National Bancorp ("Valley"), a corporation chartered under the laws of the State of New Jersey, Valley National Bank, a national banking association and subsidiary of Valley ("VNB"), and American Union Bank, a commercial bank chartered under the laws of the State of New Jersey ("American Union").

          Valley and VNB desire to acquire American Union and American Union's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of American Union and its stockholders. The acquisition will be accomplished by merging American Union into VNB with VNB as the surviving bank, and American Union shareholders receiving the consideration hereinafter set forth. The Boards of Directors of American Union, Valley and VNB have duly adopted and approved this Agreement and the Board of Directors of American Union has directed that it be submitted to its shareholders for approval.

          American Union, Valley and VNB entered into a letter of intent, dated October 14, 1994 (the "Letter of Intent") and a Stock Option Agreement, dated October 14, 1994 (the "Valley Stock
Option") in contemplation of entering into this Agreement.

          Accordingly, the parties hereto agree as follows:

ARTICLE I

THE MERGER

          1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), American Union shall be merged with and into VNB under the charter of VNB (the "Merger") in accordance with the National Bank Act and the New Jersey Banking Act of 1948, as amended, and VNB shall be the surviving bank (the "Surviving Bank").

          1.2. Effect of the Merger. At the Effective Time (as hereafter defined), the Surviving Bank shall be considered the same business and corporate entity as each of American Union and VNB and thereupon and thereafter, all the property, rights, powers and franchises of each of American Union and VNB shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of American Union and VNB and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank.

          1.3. Articles of Association. The Articles of Associa-tion of VNB as it exists immediately prior to the Effective Time shall continue as the Articles of Association of the Surviving Bank, except that the Articles of Association of the Surviving Bank shall be amended to increase the capital and delete certain provisions so that the Articles of Association shall be as set forth in Schedule 1, until otherwise amended as provided by law.

          1.4. Bylaws. The Bylaws of VNB as they exist immediate-ly prior to the Effective Date shall continue as the Bylaws of the Surviving Bank until otherwise amended as provided by law.

          1.5. Directors and Officers. The directors and officers of VNB as of the Effective Time shall continue as the directors and officers of the Surviving Bank.

          1.6. Effective Time and Closing. The Merger shall become effective (and be consummated) upon the date specified in a notice to the Comptroller of the Currency (the "OCC") filed by VNB with the approval of American Union, which approval shall not be unreasonably withheld. The date and time specified in such notice shall be the "Effective Time". A closing (the "Closing") shall take place prior to the Effective Time at 10:00 a.m., on a day mutually agreed to by Valley and American Union within thirty (30) days following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at VNB's main office or at such other place, time or date as VNB and American Union may mutually agree upon. The notice from VNB to the OCC shall specify as the Effective Time the close of business on the date of the Closing as agreed to by VNB and American Union.

          1.7. Capital Stock. As of September 30, 1994, VNB had capital of $9,787,665, divided into 1,957,533 shares of common stock, each of $5.00 par value, $24,263,818 of surplus, and undivided profits of $222,146,848. As of September 30, 1994, American Union had capital of $2,749,850, divided into 549,970 shares of common stock, each of $5.00 par value, $2,749,850 of surplus, and $(1,224,139) of undivided profits. At the Effective Time, the amount of capital stock of VNB shall be $9,787,665, divided into 1,957,533 shares of common stock, each of $5.00 par value, and VNB shall have a surplus of $28,539,379 and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital struc-tures of VNB and American Union as stated in the preceding two sentences, adjusted however, for (i) earnings and expenses between September 30, 1994 and the Effective Time and (ii) the acquisition of RockBank by VNB if the same shall close between September 30, 1994 and the Effective Time.

ARTICLE II

CONVERSION OF AMERICAN UNION SHARES

          2.1. Conversion of American Union Shares. Each share of common stock, $5.00 par value, of American Union ("American Union Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined in Section 2.3) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive 0.50 (the "Exchange Ratio") shares of Valley's common stock, no par value ("Valley Common Stock"), subject to adjustments as set forth in the subsections to this Section 2.1.

          (a) The Exchange Ratio shall be appropriately adjusted for any stock split, stock dividend, stock combination, reclassifi-cation or similar transaction ("Capital Change") effected by Valley with respect to Valley Common Stock between the date hereof and the Effective Date. The parties shall mutually agree upon such adjustment in writing or, if unable to agree, shall arbitrate the dispute, using a mutually agreed upon arbitrator whose decision shall be final and non-appealable.

          (b) No fractional shares of Valley Common Stock will be issued, and in lieu thereof, each holder of American Union Common Stock who would otherwise be entitled to a fractional interest will receive, as soon as practicable after the Effective Time, an amount in cash determined by multiplying such fractional interest by the Average Closing Price. The "Average Closing Price" shall mean the average price of Valley Common Stock calculated based upon the closing price during the first 10 of the 15 consecutive trading days immediately preceding the Closing. The Average Closing Price shall be determined by (x) first, recording the closing price (the "Daily Price") of Valley Common Stock reported on the New York Stock Exchange and published in The Wall Street Journal during the first 10 of the 15 consecutive trading days immediately preceding the Closing; and (y) second, computing the average of the Daily Prices in the 10 day period.

          2.2.  Exchange of Shares.

          (a) American Union and Valley hereby appoint Valley National Bank, Trust Department (the "Exchange Agent") as the Exchange Agent for purposes of effecting the conversion of American Union Common Stock. All fees and expenses of the Exchange Agent shall be paid by Valley. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (a "Record Holder") of a certificate or certificates which, immediately prior to the Effective Time represented outstanding shares of American Union Common Stock (other than Dissenting Shares as defined in Section 2.3) (the "Certificates"), a mutually agreed upon letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for Valley Common Stock (and cash in lieu of fractional shares) as provided in Section 2.1. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Record Holder shall be entitled to promptly receive in exchange for such Certificate the consideration as provided in Section 2.1 hereof and the Certificates so surrendered shall be cancelled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificate for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by Valley. Notwith-standing the time of surrender of the Certificates, Record Holders (other than holders of Dissenting Shares) shall be deemed share-holders of Valley for all purposes from the Effective Time, except that Valley shall withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certifi-cates for Valley Common Stock. (Such Record Holder shall receive such withheld dividends, without interest, upon effecting the share exchange.)

          (b) After the Effective Time, there shall be no transfers on the stock transfer books of American Union of the shares of American Union Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the Merger consideration.

          (c)  If payment of the consideration pursuant to Section
2.1 hereof is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          2.3. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any holder of American Union Common Stock shall have the right to dissent in the manner provided in the National Bank Act, 12 U.S.C. Section 215a, and if all necessary requirements of the National Bank Act are met, such shares shall be entitled to payment in cash from VNB of the fair value of such shares as determined in accordance with the National Bank Act. All shares of American Union Common Stock as to which the holder properly exercises dissenters' rights in accordance with the National Bank Act shall constitute "Dissenting Shares" unless and until such rights are waived by the party initially seeking to exercise such rights.

          2.4 VNB Common Stock. The shares of common stock of VNB outstanding immediately prior to the Effective Time shall not be affected by the Merger but shall be the same number of shares of the Surviving Bank.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AMERICAN UNION

          References herein to "American Union Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by American Union to Valley and VNB. American Union hereby represents and warrants to Valley and VNB as follows:

          3.1.  Organization.

          (a) American Union is a New Jersey banking corporation whose deposits are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law. American Union is duly organized, validly existing and in good standing under the laws of the State of New Jersey. American Union has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdic-tion in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of American Union.

          (b) American Union has no Subsidiaries. The term "Subsidiary", when used in this Agreement with respect to American Union, means any corporation, joint venture, association, partner-ship, trust or other entity in which American Union has, directly or indirectly at least a 50% interest or acts as a general partner. The American Union Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws of American Union as in effect on the date hereof. Except as set forth in the Disclosure Schedule, American Union does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except real estate used for its banking premises.

          3.2. Capitalization. The authorized capital stock of American Union consists of 1,000,000 shares of American Union Common Stock and no shares of preferred stock. As of the date hereof, there were 549,970 shares of American Union Common Stock issued and outstanding and no shares issued and held in the treasury. All issued and outstanding shares of American Union Common Stock have been duly authorized and validly issued, are fully paid, and nonassessable and are subject to pre-emptive rights. Except for the Valley Stock Option, American Union neither has nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of American Union or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

          3.3.  Authority; No Violation.

          (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of American Union, and subject to the parties obtaining all necessary regulato-ry approvals, American Union has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of American Union. Except for the approvals described in paragraph (b) below, no other corporate proceedings on the part of American Union are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by American Union and constitutes the valid and binding obligation of American Union, enforceable against American Union in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by American Union, nor the consummation by American Union of the transactions contemplated hereby in accordance with the terms hereof, or compliance by American Union with any of the terms or provisions hereof, will (i) violate any provision of American Union's Certificate of Incorporation or other governing instrument or Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to American Union or any of its properties or assets, or
(iii) except as set forth in the American Union Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of American Union under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which American Union is a party, or by which it or any of its properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of American Union, or the ability of American Union to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the third parties listed in the American Union Disclo-sure Schedule, the OCC, the Commissioner of Banking of the State of New Jersey (the "Commissioner"), the Securities and Exchange Commission (the "SEC"), and the stockholders of American Union, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of American Union in connection with (x) the execution and delivery by American Union of this Agreement and (y) the consummation by American Union of transactions contemplated hereby.

          3.4.  Financial Statements.

          (a) The American Union Disclosure Schedule sets forth copies of the statements of condition of American Union as of December 31, 1991, 1992 and 1993, and the related statements of income, stockholders' equity and cash flows for the periods ended December 31 in each of the three years 1991 through 1993, in each case accompanied by the audit report of KPMG Peat Marwick, independent public accountants with respect to American Union, and the unaudited statements of condition and related statements of income, stockholders' equity and cash flows of American Union for the periods ended March 31, June 30, and September 30, 1994, as filed with the FDIC (collectively, the "American Union Financial Statements"). The American Union Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved (except as approved by such independent public accountants and disclosed therein), and fairly present the financial condition of American Union as of the respective dates set forth therein, and the related statements of income, stock-holders' equity and cash flows fairly present the results of the operations, stockholders' equity and cash flows of American Union for the respective periods set forth therein.

          (b) The books and records of American Union have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

          (c) Except as and to the extent reflected, disclosed or reserved against in the American Union Financial Statements (including the notes thereto), as of September 30, 1994 American Union did not have any liabilities, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of American Union. Since September 30, 1994 and to the date hereof, American Union has not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice, and except as specifically contemplated by this Agreement or relating to other matters disclosed in this Agreement.

          3.5. Broker's and Other Fees. Neither American Union nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contem-plated by this Agreement. Except as set forth in the American Union Disclosure Schedule, there are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by American Union.

          3.6.  Absence of Certain Changes or Events.

          (a) Except as set forth in the American Union Disclosure Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of American Union since September 30, 1994 and to the best of American Union's knowledge, no facts or conditions exist which American Union believes will cause or is likely to cause such a material adverse change in the future.

          (b) Except as set forth in the American Union Disclosure Schedule, American Union has not taken or permitted any of the actions set forth in Section 5.2 hereof between September 30, 1994 and the date hereof and American Union has conducted its business only in the ordinary course, consistent with past practice.

          3.7. Legal Proceedings. Except as disclosed in the American Union Disclosure Schedule, American Union is not a party to any, and there are no pending or, to the best of American Union's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against American Union. Except as disclosed in the American Union Disclosure Schedule, American Union is not a party to any material order, judgment or decree entered against American Union in any lawsuit or proceeding.

          3.8.  Taxes and Tax Returns.

          (a) American Union has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. American Union has established (and until the Effective Time will establish) on its books and records reserves that it reasonably believes are adequate for the payment of all federal, state and local taxes not yet due and payable, but are anticipated to be incurred in respect of American Union through the Effective Time. Except as set forth in the American Union Disclosure Schedule, the federal income tax returns of American Union have been examined by the Internal Revenue Service (the "IRS") (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the American Union Disclosure Schedule, the applicable state income tax returns of American Union have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full.
To the best knowledge of American Union, there are no audits or other administrative or court proceedings presently pending, or claims asserted, for taxes or assessments upon American Union nor has American Union given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax Returns.

          (b) Except as set forth in the American Union Disclosure Schedule, American Union (i) has not requested any extension of time within which to file any tax Return which Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by American Union (nor does American Union have any knowledge that the IRS has proposed any such adjustment or change of accounting method) and
(iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

          3.9.  Employee Benefit Plans.

          (a) Except as set forth in the American Union Disclosure Schedule, American Union does not maintain or contribute to any "employee pension benefit plan", within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan", within the meaning of Section 3(1) of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. American Union has not, since September 2, 1974, contributed to any "Multiemployer Plan", within the meaning of Sections 3(37) and 4001(a)(3) of ERISA.

          (b) Except with respect to customary health and disability benefits, there are no unfunded benefits obligations which are not accounted for by reserves shown on the American Union Financial Statements and established under generally accepted accounting principles, or otherwise noted on such American Union Financial Statements.

          (c) Except as agreed to by Valley in writing, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of American Union to severance pay or any similar payment or (ii) result in payments not deductible by reason of Section 280G of the Code or regulations promulgated or proposed thereunder.

          3.10.  Reports.

          (a) Each communication mailed by American Union to all of its stockholders since January 1, 1991, and each annual, quarterly or special report, and proxy statement, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

          (b) American Union has, since January 1, 1991, duly filed with the FDIC in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and American Union promptly will deliver or make available to Valley accurate and complete copies of such reports. The American Union Disclosure Schedule lists all examinations of American Union conducted by either the FDIC or the New Jersey Department of Banking since January 1, 1991 and the dates of any responses thereto submitted by American Union.

          3.11. American Union Information. The information relating to American Union to be contained in the Proxy State-ment/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of American Union in connection with the solicitation of their approval of this Agreement and the transac-tions contemplated hereby, as of the date the Proxy State-ment/Prospectus is mailed to stockholders of American Union, and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the
circumstances under which they were made, not misleading.   The
information relating to American Union in the Registration Statement (as defined in Section 5.6(a) hereof), as of the date of the filing thereof, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.12.  Compliance with Applicable Law.

          (a) General. Except as set forth in the American Union Disclosure Schedule, American Union holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to American Union (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of American Union) and American Union has not received notice of violation of, and does not know of any viola-tions (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of American Union) of, any of the above.

          (b) CRA. Without limiting the foregoing, except as set forth in the American Union Disclosure Schedule, American Union has complied in all material respects with the Community Reinvestment Act ("CRA") and received a CRA rating of "satisfactory" as of its last examination, and American Union has not received any written notice from any persons asserting that such person would object to the consummation of this Merger due to the CRA performance of or rating of American Union.

          3.13.  Certain Contracts.

          (a) Except as disclosed in the American Union Disclosure Schedule, (i) American Union is not a party to or bound by any contract or understanding (whether written or, to the best of its knowledge, oral) with respect to the employment or termination of any present or former officers, employees, directors or consul-tants. The American Union Disclosure Schedule sets forth true and correct copies of all written employment agreements or termination agreements with officers, employees, directors, or consultants to which American Union is a party.

          (b) Except as disclosed in the American Union Disclosure Schedule, (i) as of the date of this Agreement, American Union is not a party to or bound by any commitment, agreement or other instrument which is material to the business operations, assets or financial condition of American Union, (ii) no commitment, agreement or other instrument to which American Union is a party or by which it is bound limits the freedom of American Union to compete in any line of business or with any person, and (iii) American Union is not a party to any collective bargaining agreement.

          (c) Except as disclosed in the American Union Disclosure Schedule, neither American Union nor, to the best knowledge of American Union, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan agreement or other commitment or arrangement.

          3.14.  Properties and Insurance.

          (a) American Union has good and, as to owned real property, if any, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in American Union's balance sheet as of December 31, 1993, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31,
1993), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabili-ties that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of American Union and (iv) with respect to owned real property, if any, title imperfections noted in title reports delivered to Valley prior to the date hereof. American Union, as lessee, has the right under valid and subsisting leases to occupy, use, possess and control, in all material respects, all real property leased by it, as presently occupied, used, possessed and controlled by it.

          (b) The American Union Disclosure Schedule lists all policies of insurance and bonds covering business operations and insurable properties and assets of American Union, all risks insured against, and the amount thereof and deductibles relating thereto. Except as set forth in the American Union Disclosure Schedule, as of the date hereof, American Union has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and is not in default in any material respect under such policy or bond, and, to the best of its knowledge, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

          3.15. Minute Books. The minute books of American Union contain accurate records of all meetings and other corporate action held of its stockholders and Boards of Directors (including committees of its Boards of Directors).

          3.16. Environmental Matters. Except as disclosed in the American Union Disclosure Schedule, American Union has not received any written notice, citation, claim, assessment, proposed assess-ment or demand for abatement alleging that American Union (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of American Union.
Except as disclosed in the American Union Disclosure Schedule, American Union has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by American Union in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

          3.17. Reserves. As of the date hereof, the allowance for possible loan and lease losses in the American Union Financial Statements was adequate at the time based upon past loan loss experiences and potential losses in the portfolio at the time to cover all known or reasonably anticipated loan losses.

          3.18. Disclosure. There are no material facts concern-ing the business, operations, assets or financial condition of American Union which have not been disclosed to Valley which would have a material adverse effect on the business, operations or financial condition of American Union. Valley hereby acknowledges that it has been informed of the circumstances surrounding the expiration of American Union's 1994 proposed common stock offering. No representation or warranty contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF VNB AND VALLEY

          References herein to the "Valley Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by Valley to American Union. Valley hereby represents and warrants to American Union as follows:

          4.1.  Corporate Organization.

          (a) Valley is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Valley or any of its Subsidiaries (defined below). Valley is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

          (b) Each of the Subsidiaries of Valley are listed in the Valley Disclosure Schedule. The term "Subsidiary" when used in this Agreement with reference to Valley means any corporation, joint venture, association, partnership, trust or other entity in which Valley has, directly or indirectly, at least a 50% interest or acts as a general partner. Each Subsidiary of Valley is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. VNB is a national bank whose deposits are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law. Each Subsidiary of Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Valley or any of its Subsidiaries. The Valley Disclosure Schedule sets forth true and complete copies of the Articles of Association and Bylaws of VNB as in effect on the date hereof.

          4.2. Capitalization. The authorized capital stock of Valley consists solely of [37,537,500] shares of Valley Common Stock. As of September 30, 1994, there were 27,177,567 shares of Valley Common Stock issued and outstanding, including 113,003 treasury shares. Since such date, and from time to time hereafter, Valley may repurchase shares of its Common Stock. Since September 30, 1994, to and including the date of this Agreement, no addition-al shares of Valley Common Stock have been issued except in connection with exercises of options granted under the Long-Term Stock Incentive Plan of Valley (the "Valley Option Plan") or grants of restricted stock under the Valley Option Plan or upon exercise of outstanding Warrants (as hereafter defined). As of September 30, 1994, except for: (a) 443,213 shares of Valley Common Stock issuable upon exercise of outstanding stock options and stock appreciation rights granted pursuant to the Valley Option Plan, (b) up to 586,139 shares issuable upon exercise of the outstanding warrants issued by Valley in connection with the acquisition of Mayflower Financial Corporation (the "Warrants"), and (c) 10,312 shares of Valley Common Stock issuable upon exercise of outstanding stock options granted to a consultant for Valley, there were no shares of Valley Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of Valley Common Stock, and all issued and outstanding shares of capital stock of Valley's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties.
All of the outstanding shares of capital stock of Valley's Subsidiaries are owned by Valley free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the options and stock appreciation rights referred to above under the Valley Option Plan and the Warrants, and shares of Valley Common Stock to be issued (and options for shares of Valley Common Stock to be issued) in connection with the Agreement and Plan of Merger, dated as of August 26, 1994, among Valley, VNB, Rock Financial Corporation and RockBank (the "Rock Agreement"), neither Valley nor any of Valley's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commit-ments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Valley or Valley's Subsidiaries or any securities representing the right to otherwise receive any shares of such capital stock or any securi-ties convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares. No additional grants of awards, or exercises of outstanding awards, under the Valley Option Plan, or exercises of Warrants, prior to the Effective Time shall be required to be disclosed or reported to American Union to keep this representation true or correct.

          4.3.  Authority; No Violation.

          (a) Valley and VNB have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Valley and VNB. No other corporate proceedings on the part of Valley and VNB are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Valley and VNB and constitutes a valid and binding obligation of Valley and VNB, enforceable against Valley and VNB in accordance with its terms.

          (b) Neither the execution or delivery of this Agreement nor the consummation by Valley and VNB of the transactions contemplated hereby in accordance with the terms hereof, will (i) violate any provision of the Certificate of Incorporation on other governing instrument or Bylaws of Valley or VNB, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Valley or VNB or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encum-brance upon any of the properties or assets of Valley or VNB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Valley or VNB is a party, or by which Valley or VNB or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Valley and Valley's Subsidiaries on a consolidated basis, or the ability of Valley and VNB to consummate the transac-tions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OCC, the Commis-sioner, the SEC, applicable state securities bureaus or commis-sions, and the New York Stock Exchange (the "NYSE"),no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Valley or VNB in connection with (a) the execution and delivery by Valley or VNB of this Agreement and (b) the consummation by Valley of the Merger and the other transactions contemplated hereby. To the best of Valley's knowledge, no fact or condition exists which Valley has reason to believe will prevent it or VNB from obtaining the aforementioned consents and approvals within the time frame contemplated hereby.

          4.4.  Financial Statements.

          (a) Valley has previously delivered to American Union copies of the consolidated statements of financial condition of Valley as of December 31, 1991, 1992 and 1993, the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31 in each of the three fiscal years 1991 through 1993, in each case accompanied by the audit report of KPMG Peat Marwick, independent public accoun-tants with respect to Valley, and the unaudited consolidated statements of condition of Valley as of March 31, June 30, and September 30, 1994, and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three months then ended as reported in Valley's Quarterly Reports on Form 10-Q, filed with the SEC under the Securities and Exchange Act of 1934, as amended (the "1934 Act") (collectively, the "Valley Financial Statements"). The Valley Financial Statements (including the related notes), have been prepared in accordance with generally accepted accounting princi-ples consistently applied during the periods involved (except as approved by such independent public accountants and disclosed therein), and fairly present the consolidated financial position of Valley and its consolidated subsidiaries as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (includ-ing the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and of cash flows of Valley and its consolidated subsidiaries for the respective fiscal periods set forth therein.

          (b) The books and records of Valley have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

          (c) Except as and to the extent reflected, disclosed or reserved against in the Valley Financial Statements (including the notes thereto), as of September 30, 1994 neither Valley nor any of its Subsidiaries had or has, as the case may be, any obligation or liability, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of Valley or any of its Subsidiaries. Since September 30, 1994, neither Valley nor any of its Subsidiaries have incurred any liabilities, except in the ordinary course of business and consistent with prudent banking practice.

          4.5. Brokerage Fees. Except for fees to be paid to MG Advisors, Inc. (which shall be the sole responsibility of Valley), neither Valley nor VNB nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

          4.6. Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of Valley and Valley's Subsidiaries on a consolidated basis since September 30, 1994 and to the best of Valley's knowledge, no fact or condition exists which Valley believes will cause or is likely to cause such a material adverse change in the future.

          4.7. Valley Information. The information relating to Valley, this Agreement and the transactions contemplated hereby in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy State-ment/Prospectus, and up to and including the date of the meeting of stockholders of American Union to which such Proxy State-ment/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The information relating to Valley, this Agreement and the transactions contemplated hereby in the Registration Statement (as defined in Section 5.6(a) hereof), as of the date of the filing thereof, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circum-stances under which they were made, not misleading.

          4.8. Capital Adequacy. At the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, Valley will have sufficient capital to satisfy all applicable regulatory capital requirements.

          4.9. Valley Common Stock. At the Effective Time, the Valley Common Stock to be issued pursuant to the terms of Section 2.1, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Valley.

          4.10. Legal Proceedings. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of its Subsid-iaries is a party to any, and there are no material pending or, to the best of Valley's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Valley or any of its Subsid-iaries which, if decided adversely to Valley, or any of its Subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of Valley's Subsidiaries is a party to any order, judgment or decree entered against Valley or any such Subsidiary in any lawsuit or proceeding which would have a material adverse affect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis.

          4.11. Taxes and Tax Returns. Valley and each of its Subsidiaries has duly filed (and until the Effective Time will so file) all Returns required to be filed by it in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. Valley and each of its Subsidiaries have established (and until the Effective Time will establish) on its books and records reserves that it reasonably believes are adequate for the payment of all federal, state and local taxes not yet due and payable, but are anticipated to be incurred in respect of Valley and its Subsidiaries through the Effective Time. No deficiencies exist or have been asserted based upon the federal income tax returns of Valley and VNB. To be best knowledge of Valley, there are no audits or other administrative or court proceedings pending, or claims asserted, for taxes or assessments upon Valley or any of its Subsidiaries.

          4.12.  Employee Benefit Plans.

          (a) Valley and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "Valley Pension Plans"), as such term is defined in Section 3 of ERISA, and "employee welfare benefit plans" (the "Valley Welfare Plans"), as such term is defined in Section 3 of ERISA. Since September 2, 1974, neither Valley nor its Subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

          (b) Each of the Valley Pension Plans and each of the Valley Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

          4.13.  Reports.

          (a) Each communication mailed by Valley to all of its stockholders since January 1, 1991, and each annual, quarterly or special report, and proxy statement as of its date, complied in all material respects with all applicable statutes, rules and regula-tions enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

          (b) Valley and VNB have, since January 1, 1991, duly filed with the OCC and the FRB in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Valley, upon request, promptly will deliver or make available to American Union accurate and complete copies of such reports.

          4.14.  Compliance with Applicable Law.   Valley and its
Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority or the NYSE relating to Valley and its Subsidiaries (other than where such default or non-compliance will not result in a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis), and neither Valley nor any of its Subsidiaries has received notice of violation of, and does not know of any violations (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis) of, any of the above.

          4.15.  Properties and Insurance.

          (a) Valley and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Valley's consolidated balance sheet as of December 31, 1993, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31,
1993). Valley and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control in all material respects, all real property leased by them as presently occupied, used, possessed and controlled by them.

          (b) The business operations and all insurable properties and assets of Valley and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Valley should be insured against, with such deduct-ibles and against such risks and losses as are in the opinion of the management of Valley adequate for the business engaged in by Valley and its Subsidiaries. As of the date hereof, Valley has not received any notice of cancellation of or material amendment to any such insurance policy or bond and is not in default in any material respect under any such policy or bond, and, to the best of its knowledge, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

          4.16. Minute Books. The minute books of Valley and its Subsidiaries contain accurate records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

          4.17. Environmental Matters. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of its Subsid-iaries has received any written notice, citation, claim, assess-ment, proposed assessment or demand for abatement alleging that Valley or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Valley or its Subsidiaries.
Except as disclosed in the Valley Disclosure Schedule, Valley has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Valley or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis.

          4.18. Reserves. As of the date hereof, the allowance for possible loan and lease losses in the Valley Financial Statements was adequate based at the time upon past loan loss experiences and potential losses in the portfolio at the time to cover all known or reasonably anticipated loan losses.

          4.19. Disclosures. Except for other acquisition transactions which have not yet been publicly disclosed by Valley, there are no material facts concerning the business, operations, assets or financial condition of Valley which would have a material adverse effect on the business, operations or financial condition of Valley which have not been disclosed to American Union directly or indirectly by access to any filing by Valley under the 1934 Act. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

ARTICLE V

COVENANTS OF THE PARTIES

          5.1. Conduct of the Business of American Union. During the period from the date of this Agreement to the Effective Time, American Union shall conduct its business and engage in transac-tions permitted hereunder only in the ordinary course and consis-tent with prudent banking practice, except with the prior written consent of Valley, which consent will not be unreasonably withheld. American Union also shall use its best efforts to (i) preserve its business organization intact, (ii) keep available to itself the present services of its employees and (iii) preserve for itself and Valley the goodwill of its customers and others with whom business relationships exist, in each case provided that American Union shall not be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement.

          5.2.  Negative Covenants and Dividend Covenants.

          American Union agrees that from the date hereof to the Effective Time, except as otherwise approved by Valley in writing or as permitted or required by this Agreement, it will not:

          (a) change any provision of its Certificate of Incorpo-ration or Bylaws or any similar governing documents;

          (b) change the number of shares of its authorized capital stock or issue any more shares of American Union Common Stock or other capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of American Union or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

          (c) grant any severance or termination pay (other than pursuant to policies of American Union in effect on the date hereof and disclosed to Valley in the American Union Disclosure Schedule or as agreed to by Valley in writing) to, or enter into or amend any employment agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits to its directors, officers or employees except with respect to salary increases and bonuses in the ordinary course of business and consistent with past practices and policies;

          (d) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practic-es and policies;

          (e) make any capital expenditures outside of the ordinary course of business other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

          (f) file any applications or make any contract with respect to branching or site location or relocation;

          (g) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

          (h) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles; or

          (i)  agree to do any of the foregoing.

          5.3. No Solicitation. American Union shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Valley) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving American Union (an "Acquisition Transac-tion"). Notwithstanding the foregoing, American Union may (i) enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of American Union, after consulting with counsel, determines that such discussions or negotiations should be commenced in the exercise of its fiduciary responsibilities or such information should be furnished in the exercise of its fiduciary responsibilities; and (ii) respond to inquiries from its sharehold-ers in the ordinary course of business. American Union will promptly communicate to Valley the terms of any proposal, whether written or oral, which it may receive in respect of any Acquisition Transaction and the fact that it is having discussions or negotia-tions with, or supplying information to, a third party in connec-tion with a possible Acquisition Transaction.

          5.4. Current Information. During the period from the date of this Agreement to the Effective Time, American Union will, at the request of Valley, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Valley regarding American Union's business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, after granting any loan or extension of credit by renewal or otherwise, American Union will send to Valley a description (i.e., a copy of the loan documents) for each new loan or extension of credit, and each renewal of an existing loan or extension of credit, in excess of $250,000. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, American Union will deliver to Valley American Union's call reports filed with the FDIC and Valley will deliver to American Union Valley's quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, American Union will deliver to Valley and Valley will deliver to American Union their respective Annual Reports.

          5.5.  Access to Properties and Records; Confidentiality.

          (a) American Union shall permit Valley and its agents and representatives, including, without limitation, officers, directors, employees, attorneys, accountants and financial advisors (collectively, "Representatives"), and Valley and VNB shall permit American Union and its Representatives reasonable access to their respective properties, and shall disclose and make available to Valley and its Representatives or American Union and its Represen-tatives, as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, opera-tions, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organiza-tional documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which Valley and its representatives or American Union and its represen-tatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. The parties will use their best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. American Union acknowledges that Valley may be involved in discussions concerning other potential acquisitions and Valley shall not be obligated to disclose such information to American Union except as such information is publicly disclosed by Valley.

          (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's Representatives shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or commercial purposes or any other purpose not expressing permitted hereby. Each party hereto shall inform its Representatives of the terms of this Section 5.5. Any breach of this Section 5.5 by a Representative of a party hereto shall conclusively be deemed to be a breach thereof by such party. In the event that the Merger contemplated hereby does not occur or this Agreement is terminated, all documents, notes and other writings prepared by a party hereto or its Representatives based on information furnished by the other party, and all other documents and records obtained from another party hereto in connection herewith, shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public other than as a result of a disclosure by any party hereto or its Representative; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal require-ment or in accordance with an order of a court of competent jurisdiction, provided that in the event of any disclosure required by this clause (ii), the disclaiming party will give at least ten
(10) days prior written notice of such disclosure to the other parties and shall not disclose any such information without an opinion of counsel supporting its position that such information must be disclosed.

          (c)In addition to all other remedies that may be available to any party hereto in connection with a breach by any other party hereto of its or its Representative's obligations hereunder, each party hereto shall be entitled to specific performance and injunctive and other equitable relief. Each party hereto waives, and agrees to use its best efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

          5.6.  Regulatory Matters.

          (a) For the purposes of holding the meeting of American Union stockholders referred to in Section 5.7 hereof and register-ing or otherwise qualifying under applicable federal and state securities laws Valley Common Stock to be issued to Record Holders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by Valley of a Registration Statement with the SEC which shall include an appropriate proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act and applicable state securities laws and the rules and regulations thereunder. (Such proxy statement and prospectus in the form mailed by American Union to the American Union shareholders and optionees, together with any and all amendments and supplements thereto, is herein referred to as the "Proxy Statement/Prospectus" and the various documents to be filed by Valley under the 1933 Act with the SEC to register for sale the Valley Common Stock to be issued to Record Holders and optionees, including the Proxy Statement/Prospectus, together with any and all amendments and supplements thereto, are referred to herein as the "Registration Statement").

          (b) Valley shall furnish information concerning Valley as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Valley, to comply with Section 5.6(a) hereof. Valley agrees promptly to advise American Union if at any time prior to the American Union shareholder meeting referred to in
Section 5.7 hereof, any information provided by Valley in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide American Union with the information needed to correct such inaccuracy or omission. Valley shall furnish American Union with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Valley, to comply with Section 5.6(a) after the mailing thereof to American Union shareholders.

          (c) American Union shall furnish Valley with such information concerning American Union as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to American Union, to comply with Section 5.6(a) hereof. American Union agrees promptly to advise Valley if, at any time prior to the American Union shareholder's meeting referred to in Section 5.7 hereof, information provided by American Union in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Valley with the information needed to correct such inaccuracy or omission. American Union shall furnish Valley with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to American Union, to comply with Section 5.6(a) after the mailing thereof to American Union shareholders.

          (d) Valley shall promptly make such filings as are necessary in connection with the offering of the Valley Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of the Valley Common Stock under applicable state securities laws at the earliest practicable date. American Union shall promptly furnish Valley with such information regarding the American Union shareholders as Valley requires to enable it to determine what filings are required hereunder. American Union authorizes Valley to utilize in such filings the information concerning American Union provided to Valley in connection with, or contained in, the Proxy Statement/ Prospectus. Valley shall furnish American Union with drafts of all such filings, shall provide American Union the opportunity to comment thereon, and shall keep American Union advised of the status thereof. Valley and American Union shall as promptly as practicable file the Registration Statement containing the Proxy Statement/Prospectus with the SEC, and each of Valley and American Union shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement/Prospectus.

          (e) Valley shall cause the Valley Common Stock to be issued in connection with the Merger to be listed on the NYSE.

          (f) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the OCC. The parties shall each have the right to review in advance and comment on all information relating to the other, as the case may be, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. Valley and VNB shall cause their application to the OCC to be filed (i) within 45 days of the date hereof, so long as American Union provides all information necessary to complete the application within 30 days of the date hereof, or (ii) within 15 days after all such information is provided, if American Union does not provide all such informa-tion within such 30 day period. Valley shall provide to American Union drafts of all filings and applications referred to in this
Section 5.6(f) and shall give American Union the opportunity to comment thereon prior to their filing.

          (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

          5.7. Approval of Stockholders. American Union will (a) take all steps reasonably necessary duly to call, give notice of, convene and hold a meeting of the stockholders of American Union as soon as reasonably practicable for the purpose of securing the approval by such stockholders of this Agreement, (b) subject to the qualification set forth in Section 5.3 hereof, recommend to the stockholders of American Union the approval of this Agreement and the transactions contemplated hereby and use its best efforts to obtain, as promptly as practicable, such approval, and (c) cooperate and consult with Valley with respect to each of the foregoing matters. In connection therewith, each director of American Union agrees to vote his or her shares of American Union in favor of the Merger.

          5.8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contem-plated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

          5.9. Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used its best efforts to discuss with the other party in advance.

          5.10. Failure to Fulfill Conditions. In the event that Valley or American Union determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to June 30, 1995 and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions Valley may enter into with other parties, American Union and Valley will promptly inform the other of any facts applicable to American Union or Valley, respectively, or their respective directors, officers or Subsidiaries, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

          5.11. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Schedules shall correct or cure any warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any warranty.

          5.12. Transaction Expenses of American Union. American Union shall mutually agree with Valley about printing arrangements for the Proxy Statement/Prospectus before entering into any binding contract for such expenses and shall avoid, to the extent possible, author's alterations after the Proxy Statement/Prospectus is sent to the printer.

          5.13. Closing. The parties hereto shall cooperate and use reasonable efforts to try to cause the Effective Time to occur in the first quarter of 1995. In the event that: (a) the Effective Time does not occur before the record date (the "Record Date") used to determine the shareholders of Valley entitled to receive a dividend on April 1, 1995 and (b) the Proxy Statement/Prospectus is filed with the SEC prior to December 15, 1994, then notwithstanding
Section 5.2(b) hereof, American Union shall be permitted to declare and pay a dividend to its shareholders in an amount equal to the amount of the dividend its shareholders would have received from Valley had the Effective Date occurred prior to the Record Date.

          5.14. Indemnification. Valley agrees that it will, or if it is not permitted to do so under applicable law, it will cause VNB to, after the Effective Time, and to the extent permitted by applicable law, provide to the former and then current directors, officers and agents of American Union indemnification equivalent to that provided by the Certificate of Incorporation and By-laws of American Union with respect to acts or omissions occurring prior to the Effective Time, whether asserted prior to or after the Effective Time, including without limitation, the authorization of this Agreement and the transactions contemplated hereby, for a period of six years from the Effective Time, or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved. To the extent permitted by applicable law, Valley or VNB (as applicable) shall advance expenses to former and current officers and directors of American Union in connection with the foregoing indemnification.

          5.15. Employment Matters. Valley will endeavor to continue the employment of all officers and employees of American Union with the same or equivalent salary and benefits. If prior to the Effective Time Valley believes it will be unable to continue the employment of any employee of American Union, Valley and American Union will mutually agree in writing upon a severance policy.

          5.16. Pooling and Tax-Free Reorganization Treatment. Neither Valley nor American Union shall intentionally take, fail to take or cause to be taken or not be taken, any action within its control, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

          5.17.  Affiliates.

          (a) Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, (i) American Union shall deliver to Valley (x) a letter identifying all persons who, to the knowledge of American Union, may be deemed to be affiliates of American Union under Rule 145 of the 1933 Act, including without limitation all directors and executive officers of American Union and (y) a letter identifying all persons who, to the knowledge of American Union, may be deemed to be affiliates of American Union as that term (affiliate) is used for purposes of qualifying for "pooling of interests" accounting treatment; and (ii) Valley shall identify to American Union all persons who, to the knowledge of Valley, may be deemed affiliates of Valley as that term (affili-ates) is used for purposes of qualifying for "pooling of interests" accounting treatment.

          (b) Each person who may be deemed an affiliate of American Union (under either Rule 415 of the 1933 Act or the accounting treatment rules) shall execute a letter substantially in the form of Exhibit 5.17 hereto agreeing to be bound by the restrictions of Rule 145, as set forth in Exhibit 5.17 and agreeing to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting purposes. In addition, Valley shall cause its affiliates (as that term is used for purposes of qualifying for pooling of interests) to execute a letter within two weeks of the date hereof, in which such persons agree to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting treatment.

          5.18. Compliance with the Industrial Site Recovery Act. American Union, at its sole cost and expense, shall obtain prior to the Effective Time, either: (a) a Letter of Non-Applicability from the New Jersey Department of Environmental Protection and Energy ("NJDEPE") stating that none of the facilities located in New Jersey owned or operated by American Union (each, a "Facility") is an "industrial establishment," as such term is defined under the Industrial Site Recovery Act ("ISRA"); (b) a Remediation Agreement issued by the NJDEPE pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; or (c) a Negative Declaration approval, Remedial Action Workplan approval, No Further Action letter or other document or documents issued by the NJDEPE advising that the requirements of ISRA have been satisfied with respect to each Facility subject to ISRA. In the event American Union obtains a Remediation Agreement, American Union will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEPE's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement.

ARTICLE VI

CLOSING CONDITIONS

          6.1.  Conditions of Each Party's Obligations Under this
Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

          (a) Approval of American Union Stockholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of American Union. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the Valley Common Stock shall have been qualified in every state where such qualification is required under the applicable state securi-ties laws. The Valley Common Stock to be issued in connection with the Merger, shall have been approved for listing on the NYSE.

          (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the OCC) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of American Union, taken as a whole, to Valley. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

          (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which Valley or American Union determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

          (d) Tax Free Exchange. Valley and American Union shall have received an opinion, satisfactory to Valley and American Union, of Pitney, Hardin, Kipp & Szuch, counsel for Valley, to the effect that the transactions contemplated hereby will result in a reorganization (as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to Valley, American Union, VNB or the Bank or to the shareholders of American Union who exchange their shares of American Union for Valley Common Stock (except to the extent that cash is received in lieu of fractional shares of Valley Common Stock).

          6.2. Conditions to the Obligations of Valley Under this Agreement. The obligations of Valley under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

          (a) Representations and Warranties; Performance of Obligations of American Union. The representations and warranties of American Union contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. American Union shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the American Union Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the American Union Disclo-sure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

          (b) Consents. Valley shall have received the written consents of any person whose consent to the transactions contem-plated hereby is required under the applicable instrument.

          (c) Opinion of Counsel. Valley shall have received an opinion of counsel to American Union, dated the date of the Closing, in form and substance reasonably satisfactory to Valley.

          (d) Pooling of Interests. The Merger shall be qualified to be treated by Valley as a pooling-of-interests for accounting purposes.

          (e) Certificates. American Union shall have furnished Valley with such certificates of its officers or others (without personal liability) and such other documents to evidence fulfill-ment of the conditions set forth in this Section 6.2 as Valley may reasonably request.

          6.3. Conditions to the Obligations of American Union Under this Agreement. The obligations of American Union under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

          (a) Representations and Warranties; Performance of Obligations of Valley. The representations and warranties of Valley contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Valley and VNB shall have performed in all material respects, the agreements, covenants and obligations to be performed by them prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Valley Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Valley Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

          (b) Opinion of Counsel to Valley. American Union shall have received an opinion of counsel to Valley, dated the date of the Closing, in form and substance reasonably satisfactory to American Union.

          (c) Fairness Opinion. American Union shall have received an opinion from Capital Consultants of Princeton, Inc. as of the date the Proxy Statement/Prospectus is mailed to American
Union's stockholders, to the effect that, in its opinion, the consideration to be paid to stockholders of American Union hereunder is fair to such stockholders.

          (d) Certificates. Valley shall have furnished American Union with such certificates of its officers or others (without personal liability) and such other documents to evidence fulfill-ment of the conditions set forth in this Section 6.3 as American Union may reasonably request.

          (e)Indemnity. American Union and its Representatives shall be indemnified by Valley or VNB, as the case may be, as provided in Section 5.14 hereof.

                           ARTICLE VII

                TERMINATION, AMENDMENT AND WAIVER

          7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of American Union:

          (a)  By mutual written consent of the parties hereto.

          (b) By Valley or American Union (i) if the Effective Time shall not have occurred on or prior to June 30, 1995 or (ii) if a vote of the stockholders of American Union is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party (or the directors of American Union, as set forth in Section 5.7) at or before the Effective Time.

          (c) By Valley or American Union upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transac-tions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by Valley upon written notice to American Union if any such application is approved with conditions which materially impair the value of American Union, taken as a whole, to Valley (provided that no term or condition which is customarily imposed by any regulatory authority in transactions similar to the transaction contemplated hereby shall be deemed to materially impair the value of American Union, taken as a whole, to Valley), unless any such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Date.

          (d) By Valley if (i) there shall have occurred a material adverse change in the business, operations, assets, or financial condition of American Union from that disclosed by American Union on the date of this Agreement, or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of American Union hereunder.

          (e) By American Union, if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of Valley, VNB or Valley and its Subsidiaries on a consolidated basis from that disclosed by Valley on the date of this Agreement; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Valley hereunder.

          (f) By American Union if the Average Closing Price is less than $19.00 per share. The $19.00 per share amount shall be adjusted for any capital change after the date hereof, as provided in Section 2.1(a).

          (g) By Valley or American Union if any condition to Closing specified under Article VI hereof applicable to such party cannot reasonably be met after giving the other party a reasonable opportunity to cure any such condition.

          7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either Valley or American Union pursuant to Section 7.1, this Agreement (except the provisions of Section 5.5(b) hereof) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

          7.3. Amendment. This Agreement may be amended by mutual action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of American Union but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the shareholders of American Union without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Valley and American Union.

          7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the represen-tations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

ARTICLE VIII

MISCELLANEOUS

          8.1. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses.

          8.2. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent the same day by registered or certified mail, postage prepaid, as follows:

          (a)  If to Valley, to:

          Valley National Bancorp
          1445 Valley Road
          Wayne, New Jersey  07474-0558
          Attn.:  Gerald H. Lipkin
             Chairman and Chief Executive Officer
          Telecopier No. (201) 305-0024

          Copy to:

          Pitney, Hardin, Kipp & Szuch
          Delivery:
          200 Campus Drive
          Florham Park, New Jersey  07932
          Mail:
          P.O. Box 1945
          Morristown, New Jersey  07962-1945
          Attn.:  Ronald H. Janis, Esq.
          Telecopier No. (201) 966-1550

          (b)If to American Union, to:

          American Union Bank
          2784 Morris Avenue
          Union, New Jersey 07083
          Attn.: Alan Turtletaub, Chairman
          Telecopier No.: (908) 686-6907

          and

          Alan Turtletaub, Chairman
          The Money Store
          2840 Morris Avenue
          Union, New Jersey 07083

          Copy to:

          Sills, Cummis, Zuckerman, Radin,
            Tischman, Epstein & Gross, P.A.
          One Riverfront Plaza
          Newark, New Jersey 07102
          Attn.:  Steven Radin, Esq., Victor Boyajian, Esq.
          Telecopier No.: (201) 643-6500

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so delivered or telecopied and mailed.

          8.3. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement may be made except upon the written consent of the other parties hereto. No person or entity shall be deemed a third-party beneficiary under this Agreement, other than the directors and officers of American Union with respect to
Section 5.14 hereof.

          8.4. Entire Agreement. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto, including the Letter of Intent. The Confidentiality Agreement between the parties dated as of October 18, 1994 shall survive the execution of this Agreement.

          8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

          8.6. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

          8.7. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.
          IN WITNESS WHEREOF, Valley, VNB and American Union have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                  VALLEY NATIONAL BANCORP


By:______________________             By:
   Peter Southway, President             Gerald H. Lipkin
                                         Chairman and Chief
                                           Executive Officer

ATTEST:                                  AMERICAN UNION BANK


By:______________________             By:
   Gerald F. Metzheiser,                 Alan Turtletaub, Chairman
          President

ATTEST:                                  VALLEY NATIONAL BANK


By:______________________             By:
   Peter Southway, President             Gerald H. Lipkin,
                                         Chairman and Chief
                                           Executive Officer